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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 30, 2008

EMPIRE WATER CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52256
(State or other jurisdiction of	(Commission File No.)
incorporation)

25 Orchard Road
Lake Forest, California 92630
(Address of principal executive offices and Zip Code)

(949) 768-1600
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

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ITEM 1.02      TERMINATION OF MATERIALLY DEFINITIVE AGREEMENT

     On June 30, 2008, we completed the purchase of a 1.25 million gallons per day nitrate removal system from Basin Water Inc. pursuant to the terms of our agreement with Basin Water Inc. effective December 28, 2007. The purchase price was $900,000.

ITEM 7.01      REGULATION FD DISCLOSURE

     On July 1, 2008, we announced the completion of the purchase of a 1.25 million gallons per day nitrate removal system from Basin Water Inc. pursuant to the terms of our agreement with Basin Water Inc. effective December 28, 2007. The purchase price was $900,000.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

	Exhibits	Document Description

	99.1	Press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 1st day of July 2008.

EMPIRE WATER CORPORATION

BY:	LARRY ROWE
Larry Rowe, President